Exhibit 99.1

AVRA INC. ENTERS LETTER OF INTENT WITH MANGO PAY SRL TO LAUNCH DIGITAL CURRENCY IN CARRIBBEAN

PALO ALTO, CA – (MARKETWIRED – December 4, 2014) – Avra, Inc. (OTCQB: AVRN) (“Avra” or the “Company”), is pleased to announce entry into a non-binding Letter of Intent (the “LOI”) with Mango Pay SRL, an international company based in the Dominican Republic, providing consumers with instant electronic payment solutions for goods and services as well as money transfers. Founded in 2012, Mango Pay is a pioneer in the field of electronic payments via kiosks.    The LOI aims to facilitate the possible development of a regional network of cryptocurrency ATM kiosks initially focused on bitcoin transactions and with a technical ability to provide additional digital currency offerings in the future.

According to the terms of the LOI, Avra and Mango Pay intend to jointly develop a software based solution to be integrated initially into the 90 Mango self-service payment kiosks, providing an easy to use and as yet unrivalled service to regional markets, with a view to offering the same service globally through 2015. This new solution will allow offer bitcoin services without the necessity to invest in expensive hardware and offers clients the ability to purchase digital currency by inserting cash and receiving currency directly to their digital wallet or on a paper receipt.  The Company intends to enter into a definitive agreement with Mango Pay upon certain conditions are satisfied to start the project.

“We are delighted by the prospect of working closely with one of the leaders in the kiosk sector in order to gain entry into this largely undeveloped market. We are thrilled to play a part in bringing new technologies to the consumer marketplace through a proposed initial trial at over 90 Mango Pay kiosks nationwide,” states Steve Shepherd, CEO of Avra. In addition, Mr. Shepherd states, “Mango Pay has a strong regional brand and presence in the Dominican Republic, and they have the vision to see the potential that bitcoin has in this developing marketplace. The opportunity ranges from providing a decentralized currency combatting currency devaluation to allowing the unbanked to make internet purchases. The possibility for growth is truly significant.”

“Together, Mango Pay and Avra have the opportunity to bring new technologies to this fast moving market. Our vision is to provide a full service solution from our terminals, allowing our users to access their financial needs in one place. Our work with Avra will create an unprecedented service to the Dominican Republic and Avra will provide the perfect approach to bringing the vision to reality,” said Vasiliy Smetanin, Mango Pay CEO.

In light of this new partnership with the Company, and part of its global expansion strategy the Company will re-brand its URL and has registered the domain www.avraglobal.com.

For more information please visit our current website and come back soon as we prepare to launch our all-new look at: www.avraglobal.com.

About Avra, Inc. (OTCQB: AVRN)

The Company is focused on solutions in the digital currency markets, particularly in offering payment solutions to businesses worldwide. The Company's business model can be divided into four distinct categories: AvraPay: to develop a complete, turn-key and painless way for merchants to accept Bitcoin as Payment; AvraATM: to promote usage and acceptance of digital currencies through the Company's proposed network of ATMs; AvraTourism: to provide cryptocurrency payment processing solutions for merchants such as hotels and casinos; AvraNews: to provide a news portal focusing on digital currency news. For more information about the Company please visit: www.avraglobal.com.

About Mango Pay SRL

Mango Pay SRL, an international company based in the Dominican Republic, providing consumers with instant electronic payment solutions for goods and services as well as money transfers. Founded in 2012, Mango Pay is a pioneer in the field of electronic payments via kiosks and the official international market representative for Elecsnet, created in 2000 and which operates a network of over 4000 centrally managed kiosks. The Elecsnet processing center is connected in real time to the billing systems of leading communications operators, providing instant access to customers with the payment services as well as the immediate ability to fund their personal accounts. The convenience of this service is truly unique and unprecedented: from any kiosk, it is possible for customers to fund any Visa card account in the world. Kiosks are located in all convenient locations: supermarkets, shopping malls, entertainment centers, cafes and restaurants, gas stations, universities and subway stations to name but a few, with the majority of kiosks functioning around the clock. To help customers locate the kiosk closest to them, an interactive map is provided via the company’s website. For more information about the Company please visit their website at www.mango.do

Additional information regarding Avra, Inc. and its filings can be found at www.sec.gov.

Forward Looking Statements

Some information in this document constitutes forward-looking statements or statements which may be deemed or construed to be forward-looking statements, such as the closing of the share exchange agreement. The words “plan”, "forecast", "anticipates", "estimate", "project", "intend", "expect", "should", "believe", and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve, and are subject to known and unknown risks, uncertainties and other factors which could cause the Company's actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. The risks, uncertainties and other factors are more fully discussed in the Company's filings with the U.S. Securities and Exchange Commission. All forward-looking statements attributable to Avra Inc., herein are expressly qualified in their entirety by the above-mentioned cautionary statement. Avra Inc., disclaims any obligation to update forward-looking statements contained in this estimate, except as may be required by law.

For further information, please contact:

Avra Inc.

3790 El Camino Real, Suite # 291

Palo Alto, California

1-(844) 884 9662

info@avraglobal.com